Exhibit 99.1

Kona Grill Reports Fourth Quarter and Full Year 2014 Results

- Fourth Quarter Restaurant Operating Profit Growth of 33.5% -

- Growth Planned for California and International Markets -

SCOTTSDALE, AZ, February 24, 2015—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for its fourth quarter and full year ended December 31, 2014. The Company also provided its restaurant sales and earnings outlook for the first quarter and other guidelines for the full year 2015.

Fourth Quarter 2014 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 29.1% to $31.6 million.

●	Same-store sales increased 3.1%, marking growth in 17 of the last 18 quarters.

●	Opened three new restaurants in Sarasota, FL, Alpharetta, GA and Columbus, OH.

●	Average weekly sales for non-comparable base restaurants totaled $85,600 compared to $82,600 for comparable base restaurants.

●	Restaurant operating profit*, a non-GAAP measure, increased 33.5% to $5.3 million from $4.0 million.

●	Net loss of $916,000, or ($0.08) per diluted share compared to net loss of $509,000, or ($0.06) per diluted share.

●	Adjusted EBITDA*, a non-GAAP measure, increased 17.2% to $2.4 million compared to $2.0 million.

* For a reconciliation of restaurant operating profit and Adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why Kona Grill considers it useful, see the financial information accompanying this release.

Management Commentary

“Fourth quarter 2014 results exceeded our expectations and we are extremely pleased that our sales momentum has carried into 2015 as we lap a 6.2% comp in the first quarter of 2014,” said Berke Bakay, President and CEO of Kona Grill. “Our new restaurants generated average weekly sales in excess of both our projections and core restaurant base, reflecting strong consumer demand for our differentiated polished casual dining experience, the compelling quality of our new restaurant design, strong business model, and engaging guest hospitality.”

Bakay continued, “We achieved our 20% annual unit growth target in 2014 by opening five restaurants, including three restaurants during the fourth quarter. With two additional leases in hand, including our first restaurants slated for the states of California and Tennessee, our pipeline remains robust with a total of 12 signed leases. Our highly desirable profile within the development community affords us with great real estate opportunities and we are excited by the seven new restaurants we have planned for 2015. These restaurants represent annual unit growth of 23% and provide an appropriate balance of new and established markets.”

Bakay concluded, “Given the momentum and portability of our brand domestically, combined with demand outside of the U.S. for compelling casual dining concepts, we have taken the initial steps towards international expansion through our recent hiring of Carlos de León as Vice President of International Development. Interest from potential international partners is strong, and we are enthusiastic about this long-term growth opportunity.”

Fourth Quarter 2014 Financial Results

Restaurant sales in the fourth quarter of 2014 increased 29.1% to $31.6 million compared to $24.5 million in the fourth quarter of 2013. This increase was driven by operating week growth of 24% and a same-store sales increase of 3.1% compared to 3.5% in the year-ago quarter. The increase in same-store sales reflects the combination of customer traffic which grew 1.6% and average check per customer which rose 1.5%. Seven non-comparable base restaurants contributed $6.7 million in restaurant sales during the fourth quarter of 2014, reflecting 79 operating weeks, compared to $1.3 million in the fourth quarter of 2013, reflecting 13 operating weeks.

Average weekly sales for comparable base restaurants totaled $82,600 in the fourth quarter of 2014 compared to $79,200 in the fourth quarter of 2013, representing an increase of 4.3%. Average weekly sales for the seven non-comparable base restaurants in the fourth quarter of 2014 totaled $85,600 and were above expectations, and compared to $101,600 for the two non-comparable restaurants opened in the fourth quarter of 2013.

Restaurant operating profit*, a non-GAAP measure, increased 33.5% in the fourth quarter of 2014 to $5.3 million compared to $4.0 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 16.7% compared to 16.2% in the year-ago quarter.

Adjusted EBITDA*, a non-GAAP measure, increased 17.2% in the fourth quarter of 2014 to $2.4 million compared to $2.0 million in the same year-ago period.

Net loss in the fourth quarter of 2014 was $916,000, or ($0.08) per diluted share, compared to a net loss of $509,000, or ($0.06) per diluted share, in the year-ago quarter.

At December 31, 2014, cash and cash equivalents totaled $36.6 million compared to $5.9 million at December 31, 2013. At year-end, the Company had no outstanding borrowings against its line of credit, compared to debt outstanding of $3.5 million at December 31, 2013.

Full Year 2014 Financial Results

Restaurant sales in 2014 increased 21.2% to $119.1 million compared to $98.3 million in 2013. This increase reflects operating week growth of 17% and a same-store sales increase of 3.8%. Same-store sales increased 1.4% in 2013.

Average weekly sales for comparable base restaurants totaled $85,000 in 2014 compared to $81,700 in 2013. Average weekly sales for non-comparable base restaurants for 2014 totaled $85,700.

Restaurant operating profit*, a non-GAAP measure, increased 18.3% in 2014 to $21.4 million compared to $18.1 million in 2013. As a percentage of sales, restaurant operating profit was 18.0% compared to 18.4% in the prior year. The decrease in restaurant operating margins was primarily due to new unit inefficiencies and the negative impact of a remodel project adjacent to the Kona Grill in Denver, Colorado.

Adjusted EBITDA*, a non-GAAP measure, increased 6.6% in 2014 to $11.5 million compared to $10.8 million in 2013.

Net income for 2014 decreased to $0.7 million, or $0.07 per diluted share, compared to net income of $2.7 million, or $0.31 per diluted share in 2013, primarily driven by preopening costs and operating inefficiencies associated with five new restaurants opened during 2014, and higher general and administrative expenses.

Financial Guidance

For the first quarter of 2015, the Company expects restaurant sales of $33.0 million, compared to $27.6 million in the same year-ago quarter, driven by an estimated 3.0% growth in same-store sales and a 17% increase in operating weeks. The Company anticipates a net loss of $0.5 million, or $0.05 per share, which includes approximately $0.06 per share in preopening costs, as well as higher corporate infrastructure investments, which include the Company’s international development strategy and approximately $0.02 per share in non-cash accelerated depreciation expense associated with the expected disposal of certain assets related to the upcoming remodel of the Company’s restaurant in Denver.

For the fiscal year 2015, the Company reiterates its plan to open seven restaurants. The Company expects to spend approximately $40 million in capital expenditures, primarily related to new restaurant development and major remodeling initiatives, exclusive of tenant allowances. In addition, the Company anticipates annual general and administrative expenses of approximately $12.8 million, in support of planned operating week growth, global development infrastructure, and higher stock-based compensation expense.

Global Development

Plans to expand Kona Grill internationally commenced with the hiring of Carlos de León as Vice President of International Development. Mr. de León possesses over 20 years of international restaurant franchise experience, including most recently at CEC Entertainment, Inc. (CEC), where he successfully built Chuck E. Cheese’s international franchising program. Prior to CEC, Mr. de León was Director of International Development at Carlson Restaurants, where he helped grow the TGI Fridays brand to multiple overseas markets.

Development Update

The Company currently has 12 leases signed for new restaurant development. Leases were recently executed for restaurant locations in California (Irvine) and Tennessee (Nashville). These leases are in addition to previously announced leases for restaurants in the following markets: Florida (Miami); Minnesota (Minneapolis); Nevada (Las Vegas); Ohio (Cincinnati); Puerto Rico (San Juan); Texas (Houston, Plano, and San Antonio), and Virginia (Fairfax and Arlington).

As previously articulated, the Company anticipates opening seven restaurants in 2015 with the majority of openings slated for the second half of the year.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the fourth quarter ended December 31, 2014. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-364-3109. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet. Please call the conference telephone number 5-10 minutes prior to the start time so that an operator may register your name and organization. A replay of the conference call will be available after 7:00 p.m. Eastern time today through March 23, 2015 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 3219667. The replay will also be available via the investors section of the company’s website at www.konagrill.com.

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 30 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Ohio (Columbus); Texas (Austin, Dallas, El Paso, Fort Worth, Houston, San Antonio, The Woodlands); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and growth goals for 2015, including but not limited to those relating to our sales trends and projected earnings for the first quarter of 2015 expectations of new store openings and existing store remodels in 2015 and beyond, and capital investment and general corporate overhead. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Cash and cash equivalents	$36,578	$5,881
Other current assets	2,687	2,521
Other assets	1,171	1,114
Property and equipment, net	53,934	40,352
Total assets	$94,370	$49,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$12,247	$14,878
Long-term obligations	16,697	12,632
Stockholders’ equity	65,426	22,358
Total liabilities and stockholders’ equity	$94,370	$49,868

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)

Restaurant sales	$31,558	$24,451	$119,097	$98,250
Costs and expenses:
Cost of sales	8,859	6,677	32,964	26,853
Labor	10,882	8,615	40,336	33,166
Occupancy	2,154	1,699	8,061	6,702
Restaurant operating expenses	4,378	3,502	16,358	13,456
General and administrative	3,112	2,064	10,715	7,854
Preopening expense	1,048	765	2,481	1,162
Depreciation and amortization	1,966	1,682	7,220	5,918
Insurance recoveries and other	-	32	-	32
Total costs and expenses	32,399	25,036	118,135	95,143
Income from operations	(841)	(585)	962	3,107
Write off of deferred financing costs	39	-	39	66
Interest expense, net	36	64	220	160
(Loss) income before income taxes	(916)	(649)	703	2,881
(Benefit) provision for income taxes	-	(140)	-	169
Net (loss) income	$(916)	$(509)	$703	$2,712

Net (loss) income per share:
Basic	$(0.08)	$(0.06)	$0.07	$0.32
Diluted	$(0.08)	$(0.06)	$0.07	$0.31

Weighted average shares outstanding:
Basic	11,117	8,598	9,870	8,573
Diluted	11,117	8,598	10,140	8,762

Comprehensive (loss) income	$(916)	$(509)	$703	$2,712

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income from operations plus depreciation and amortization, preopening expense and stock-based compensation. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended December 31, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$24,823	100.0%	$6,735	100.0%	$31,558	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	20,481	82.5%	5,792	86.0%	26,273	83.3%
Restaurant operating profit	4,342	17.5%	943	14.0%	5,285	16.7%
Less: General and administrative					3,112	9.9%
Add: Stock-based compensation					(220)	-0.7%
Adjusted EBITDA					2,393	7.6%
Less: Depreciation and amortization					1,966	6.2%
Less: Preopening expense					1,048	3.3%
Less: Stock-based compensation					220	0.7%
Income from operations					(841)	-2.7%

	Three Months Ended December 31, 2013 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$23,159	100.0%	$1,292	100.0%	$24,451	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	19,322	83.4%	1,171	90.6%	20,493	83.8%
Restaurant operating profit	3,837	16.6%	121	9.4%	3,958	16.2%
Less: General and administrative					2,064	8.4%
Add: Stock-based compensation					(148)	-0.6%
Adjusted EBITDA					2,042	8.4%
Less: Depreciation and amortization					1,682	6.9%
Less: Preopening expense					765	3.1%
Less: Stock-based compensation					148	0.6%
Less: Insurance recoveries and other					32	0.1%
Income from operations					(585)	-2.4%

	Year Ended December 31, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$101,535	100.0%	$17,562	100.0%	$119,097	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	82,534	81.3%	15,185	86.5%	97,719	82.0%
Restaurant operating profit	19,001	18.7%	2,377	13.5%	21,378	18.0%
Less: General and administrative					10,715	9.0%
Add: Stock-based compensation					(856)	-0.7%
Adjusted EBITDA					11,519	9.7%
Less: Depreciation and amortization					7,220	6.1%
Less: Preopening expense					2,481	2.1%
Less: Stock-based compensation					856	0.7%
Income from operations					962	0.8%

	Year Ended December 31, 2013 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$96,958	100.0%	$1,292	100.0%	$98,250	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	79,006	81.5%	1,171	90.6%	80,177	81.6%
Restaurant operating profit	17,952	18.5%	121	9.4%	18,073	18.4%
Less: General and administrative					7,854	8.0%
Add: Stock-based compensation					(584)	-0.6%
Adjusted EBITDA					10,803	11.0%
Less: Depreciation and amortization					5,918	6.0%
Less: Preopening expense					1,162	1.2%
Less: Stock-based compensation					584	0.6%
Less: Insurance recoveries and other					32	0.0%
Income from operations					3,107	3.2%

Certain amounts may not sum due to rounding.

KONA GRILL, INC.

Selected Supplemental Operating Information

($ amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Restaurants opened during the period	3	2	5	2
Restaurants open at the end of the period	30	25	30	25

Comparable restaurants:
Restaurants open at end of period	23	23	23	23
Operating weeks	302	293	1,199	1,190
Average weekly sales	$82.6	$79.2	$85.0	$81.7
Average unit volume	$1,086	$1,014	$4,433	$4,250
Comparable restaurant sales percentage change	3.1%	3.5%	3.8%	1.4%
Restaurant operating profit margin	17.5%	16.6%	18.7%	18.5%

Non-comparable restaurants:
Restaurants open at end of period	7	2	7	2
Operating weeks	79	13	205	13
Average weekly sales	$85.6	$101.6	$85.7	$101.6
Restaurant operating profit margin	14.0%	9.4%	13.5%	9.4%

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com